Exhibit 99.1
July 29, 2022 Business Update

Forward-Looking Statements

Statements contained in this presentation about future performance, including, without limitation, operating results, capital expenditures, rate base growth, dividend policy, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results include, but are not limited to the:

- ability of SCE to recover its costs through regulated rates, including uninsured wildfire-related and debris flow-related costs, costs incurred to mitigate the risk of utility equipment causing future wildfires, costs incurred as a result of the COVID-19 pandemic, and increased labor and materials costs due to supply chain constraints and inflation;
- ability of SCE to implement its Wildfire Mitigation Plan and capital program;
- risks of regulatory or legislative restrictions that would limit SCE's ability to implement Public Safety Power Shutoff ("PSPS") when conditions warrant or would otherwise limit SCE's operational PSPS practices;
- risks associated with implementing PSPS, including regulatory fines and penalties, claims for damages and reputational harm;
- ability of SCE to maintain a valid safety certification;
- ability to obtain sufficient insurance at a reasonable cost, including insurance relating to wildfire-related claims, and to recover the costs of such insurance or, in the event liabilities exceed insured amounts, the ability to recover uninsured losses from customers or other parties;
- extreme weather-related incidents (including events caused, or exacerbated, by climate change, such as wildfires, debris flows, droughts, high wind events and extreme heat events) and other natural disasters (such as earthquakes), which could cause, among other things, public safety issues, property damage, operational issues (such as rotating outages and issues due to damaged infrastructure), PSPS activations and unanticipated costs;
- risk that California Assembly Bill 1054 ("AB 1054") does not effectively mitigate the significant exposure faced by California investor-owned utilities related to liability for damages arising from catastrophic wildfires where utility facilities are alleged to be a substantial cause, including the longevity of the Wildfire Insurance Fund and the CPUC's interpretation of and actions under AB 1054, including its interpretation of the prudency standard established under AB 1054;
- ability of Edison International and SCE to effectively attract, manage, develop and retain a skilled workforce, including its contract workers;
- decisions and other actions by the California Public Utilities Commission, the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission and other governmental authorities, including decisions and actions related to nationwide or statewide crisis, determinations of authorized rates of return or return on equity, the recoverability of wildfire-related and debris flow-related costs, issuance of SCE's wildfire safety certification, wildfire mitigation efforts, approval and implementation of electrification programs, and delays in executive, regulatory and legislative actions;
- cost and availability of labor, equipment and materials, including as a result of supply chain constraints;
- ability of Edison International or SCE to borrow funds and access bank and capital markets on reasonable terms;
- risks associated with the decommissioning of San Onofre, including those related to worker and public safety, public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel and other radioactive material, delays, contractual disputes, and cost overruns;
- pandemics, such as COVID-19, and other events that cause regional, statewide, national or global disruption, which could impact, among other things, Edison International's and SCE's business, operations, cash flows, liquidity and/or financial results and cause Edison International and SCE to incur unanticipated costs;
- physical security of Edison International's and SCE's critical assets and personnel and the cybersecurity of Edison International's and SCE's critical information technology systems for grid control, and business, employee and customer data;
- risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as Community Choice Aggregators ("CCA," which are cities, counties, and certain other public agencies with the authority to generate and/or purchase electricity for their local residents and businesses) and Electric Service Providers (entities that offer electric power and ancillary services to retail customers, other than electrical corporations (like SCE) and CCAs);
- risks inherent in SCE's capital investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, changes in the California Independent System Operator's transmission plans, and governmental approvals; and
- risks associated with the operation of electrical facilities, including worker and public safety issues, the risk of utility assets causing or contributing to wildfires, failure, availability, efficiency, and output of equipment and facilities, and availability and cost of spare parts.

Other important factors are discussed under the headings "Forward-Looking Statements", "Risk Factors" and "Management's Discussion and Analysis" in Edison International's Form 10-K and other reports filed with the Securities and Exchange Commission, which are available on our website: www.edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this presentation.

July 29, 2022 Energy for What's Ahead℠ 1

2 Edison International is leading the transformation of the electric power industry One of the nation’s largest electric - only utilities, serving over 15 million residents EIX’s principal subsidiary, with ~$5+ billion annual electric infrastructure investment opportunity Growth driven by investment in strengthening and modernizing the grid and advancing California’s aggressive climate goals Wires - focused rate base of ~$39 billion, with limited ownership of power generation capacity (<20% of power delivered from owned generation) Provides integrated decarbonization and energy solutions to commercial, institutional and industrial customers Customer base includes 22 of the Fortune 100 Holding company focused on opportunities in clean energy, efficient electrification, grid of the future, and customer choice July 29, 2022

EIX is well positioned for a decarbonized future, with no coal or gas LDC exposure and high electric sales growth potential

	UTY[1]	EEI Index[2]	EDISON INTERNATIONAL	
Electric-Only & No Gas LDC Exposure (# of Companies)	6 of 21	12 of 39	✓	**No stranded asset risk with increased electrification**
No Coal Generation Ownership (# of Companies)	7 of 21	10 of 39	✓	**No coal generation or contracts in SCE's portfolio**
100% Carbon-free Electricity by 2045[3,4] (# of Companies)	9 of 21	18 of 39	✓	**SCE's aggressive target is strongly aligned with California's net zero goal**
Electric Sales per Customer (MWh/year)[5]	13–39 *Avg: 24*	12–59 *Avg: 24*	**16**	**Relatively low per-customer usage will grow with electrification, which supports affordability**

1. Philadelphia Utilities Index (UTY) consists of 21 geographically diverse public utility stocks, including one water utility. Values shown include EIX
2. EEI Index consists of 39 publicly traded companies that are members of Edison Electric Institute, which includes 18 of the companies also in UTY. Values shown include EIX
3. Company counts reflect the number of companies with goals of net zero or carbon-free electricity targets by 2045 or sooner
4. For EIX, defined as 100% carbon-free electricity delivered to SCE customers in terms of retail sales by 2045
5. Refers to total customer base, including residential, commercial, and industrial customers. Based on latest available data for year ended 2021

Source: EIX research, S&P Capital IQ Pro

July 29, 2022

Energy for What's Ahead℠ | 3

Sustainability is central to Edison's vision to lead the transformation of the electric power industry

We are committed to achieving net-zero GHG emissions by 2045 and have other long-term ESG goals related to clean energy, electrification, DEI, and safety

Environmental

2045 goals: net-zero GHG emissions across Scopes 1, 2, and 3 and 100% carbon-free power delivered (~43% in 2021)[1]

Over $800 million in approved SCE funding to expand transportation electrification

SCE named to SEPA 2021 Utility Transformation Leaderboard for progress toward carbon-free grid

Winner of EEI's Edison Award for innovative suite of Transportation Electrification programs

Committed to SCE vehicle fleet electrification goals by 2030

Social

Recipient of several awards for workplace diversity & inclusion[2]

Long-standing community partnerships, incl. $2.4B annual spend with diverse suppliers

Publish expansive data[2] on workforce, supplier, and community investment diversity

Committed to gender parity in executive roles by 2030 and broader DEI actions

$20 million per year in philanthropic contributions with at least 80% going to diverse and underserved communities

Governance

Highest level governance score from ISS

Board oversight of ESG risks such as safety, climate change impacts, and cybersecurity

8 of 11 directors diverse by gender, race/ethnicity, and/or LGBTQ+ self-ID; gender parity for independent directors

50% of executive annual incentive pay tied to safety & resiliency-related goals for 2022

Recognized as a CPA-Zicklin "Trendsetter" in political accountability and disclosure[3]

1. Net zero goal is enterprise-wide. Delivered power goal is SCE-specific and percentages refer to power delivered to SCE customers. Reflects no coal generation of delivered electricity
2. View data in our annual Diversity, Equity & Inclusion Report, as well as awards and recognition in our annual Sustainability Report, both found on our Sustainability site
3. Edison International is recognized as a "Trendsetter" on the Center for Public Accountability ("CPA")-Zicklin Index of Corporate Political Disclosure and Accountability. The Trendsetter category highlights leaders in the S&P 500 for commitments to transparency and accountability in political spending

July 29, 2022 Energy for What's Ahead℠ 4

Our sustainable financing activities underscore the strong link between our strategy and financings

Green, Social, and Sustainability instruments will fund projects that provide distinct environmental or social benefits

Eligible Project Categories Included in Sustainable Financing Framework

	Primary Category[1]	U.N. Sustainable Development Goals Alignment
Green	Renewable Energy	7 Affordable and Clean Energy; 13 Climate Action
	Clean Transportation	9 Industry, Innovation and Infrastructure; 11 Sustainable Cities and Communities
	Energy Efficiency & Carbon Reduction	7 Affordable and Clean Energy; 11 Sustainable Cities and Communities; 13 Climate Action
	Climate Change Adaptation	9 Industry, Innovation and Infrastructure; 13 Climate Action
Social	Socioeconomic Advancement and Empowerment, Including Gender Inclusion	5 Gender Equality; 8 Decent Work and Economic Growth; 10 Reduced Inequalities

Edison's Sustainable Financing Framework aligned with ICMA's Green Bond Principles, Social Bond Principles, and Sustainability Bond Guidelines

Vigeo Eiris[2], second-party opinion provider, rated framework's Contribution to Sustainability as "Advanced" (highest rating)

SCE has issued $2.1 billion of sustainable bonds for eligible projects under the framework and $0.5 billion of green securitization bonds[3]

1. Excludes projects with GHG intensity above 100 gCO_2e / kWh and bioenergy projects that do not have a sustainable feedstock (i.e., does not negatively impact food security or contribute to deforestation). Excludes any expenditures on fossil fuel-fired generation, nuclear generation or large hydro (>30 MW)
2. Vigeo Eiris was acquired by Moody's Corporation in 2019 and has rebranded as Moody's ESG Solutions since providing their second-party opinion
3. Issued independent of Edison's Sustainable Financing Framework; Vigeo Eiris separately provided an additional second-party opinion on offerings alignment with ICMA's Green Bond Principles

July 29, 2022
Energy for What's Ahead℠
5

6 Thesis: Wires - focused electric utility with regulated rate base growth aligned with state’s aggressive clean energy goals Constructive California and Federal regulatory structures Aggressive climate goals met with clean, efficient, economy - wide electrification Significant investment required to strengthen and modernize the electric grid Investment in electric - led clean energy future results in strong rate base and dividend growth Decoupling of sales Forward - looking ratemaking Premium California ROE Wildfire prudency standard California GHG reduction Helping customers make clean energy choices Address wildfire risk and climate adaptation needs Infrastructure replacement Electrification infrastructure 7 – 9% average annual 2021 – 2025 rate base growth Target dividend payout of 45 – 55% of SCE core earnings July 29, 2022

7 California’s regulatory mechanisms provide revenue certainty, even as load and payment patterns change Revenue Decoupling means earnings aren’t affected by changes in electricity sales Long - standing regulatory mechanism that breaks the link between retail electricity sales and revenue; promotes energy efficiency, helps stabilize customer bills, and supports environmental goals Changes in sales only affect timing of cash collection Balancing Accounts allow SCE to collect and refund differences to authorized revenue SCE has several balancing accounts, including for variances in sales volume, such as those related to weather and COVID - 19 impacts Balancing account established for incremental residential uncollectibles Forecast Ratemaking reduces regulatory lag Four - year GRC cycle with forward - looking test year and attrition year increases CPUC has historically authorized post - test year ratemaking mechanism that gives SCE opportunity to offset some inflationary price increases based on utility - specific indices Cost of capital proceedings on three - year cycle separate from GRC July 29, 2022

CLEAN ENERGY TRANSITION LEADERSHIP

9 Reaching California’s 2045 GHG goals requires a near - complete transformation of energy use economy wide July 29, 2022 100% of grid sales with carbon - free electricity 80 GW of utility - scale clean generation 30 GW of utility - scale energy storage 30 GW of generation and 10 GW of storage from DERs, including 50% of single - family homes 30% of space and water heating to be electrified by 2030 70% of space and water heating to be electrified by 2045 Building electrification will increase load significantly by 2045 — representing 15% of the total load 76% of light - duty vehicles need to be electric 67% of medium - duty vehicles need to be electric 38% of heavy - duty vehicles need to be electric Natural gas capacity provides a crucial role for reliability and affordability; however, consumption will decline 50% by 2045 40% of remaining gas will need to be low carbon fuels (e.g., biomethane, hydrogen) Pathway 2045: Key steps California must take to reach carbon neutrality Edison will continue working in partnership with state and federal governments and with other stakeholders, including the communities we serve, to advance policies that rapidly cut GHG emissions Sequestration can be achieved through additional natural resources or engineered solutions Emerging technologies and practices will be required to find the most economical method to remove carbon at this scale

10 Electricity sales required to be 100% carbon - free by 2045 Decarbonizing transportation sector, ~40% of GHG emissions, requires widespread vehicle electrification State’s commitment highlighted by requiring all new passenger vehicles sold to be zero - emission by 2035 and operations of MD/HD vehicles 2 be zero - emission by 2045 Electrification of buildings and industrial processes also a key factor Remaining emissions require offset or sequestration to reach carbon neutrality 1. Buildings and Other includes residential, commercial, and agriculture 2. Medium - and heavy - duty (MD/HD) vehicles shall be 100% zero - emission by 2045 where feasible, with the mandate going into effect b y 2035 for drayage trucks Source: SCE’s Pathway 2045 analysis SCE is a catalyst for achieving California’s aggressive GHG and clean energy goals via economy - wide electrification Achieving 80% GHG reduction by 2050 will require fuel use changes in all sectors State Carbon Emissions Reduction Pathway California GHG Emissions, Annual million metric tons (MMT) – 100 200 300 400 2015 2020 2025 2030 2035 2040 2045 2050 80% by 2050 ( 86 MMT ) Carbon Neutrality by 2045 (108 MMT) 40% by 2030 ( 260 MMT ) Electricity Transportation Industrial Buildings and Other 1 July 29, 2022

Significant incremental grid investments required by 2045 to serve load growth and integrate renewables and storage

At least a third of incremental grid investment fits squarely within IOU jurisdictions

CAISO-wide grid investment in Pathway 2045 Balanced Scenario



~$75 billion
(2019$)
Transmission for Out-of-State Imports
ISO Interconnections
Local Capacity
Subtransmission
Distribution

CAISO Grid Investment 2031–2045

Infrastructure to interconnect and integrate resources

May be mix of investment by utilities, generators, and other market participants

Utility infrastructure additions and upgrades

Predominantly investments by utilities in their service areas

CAISO-wide investment required at various voltage levels and to address specific system needs

CAISO estimates $30 billion of transmission investment needed through 2040[2]; generally consistent with SCE's Pathway 2045 analysis[3]

Upgrades at lower voltages are clearly utility-owned; transmission projects may be competitively bid

Potential additional utility investment upside from storage

- Pathway 2045 analysis showed ~$54 billion[1] need for battery storage CAISO-wide
- May be opportunities where utilities are natural owners

1. In 2019 dollars under Balanced Scenario
2. Source: CAISO Draft 20-year Transmission Outlook published January 31, 2022, which is long-range conceptual plan of the transmission grid in 20 years to provide context for and framing of issues in CAISO's 10-year Transmission Plan. The 20-year outlook is not a tariff-based project approval process that focuses on project approvals
3. SCE estimates that CAISO's Draft 20-year Transmission Outlook includes approximately $8 billion of transmission investments in the utility's service area, which may be competitively bid

Source: SCE's Pathway 2045 analysis. See Pathway 2045 Appendices for additional information on the analysis and its methodology

July 29, 2022

Energy for What's Ahead℠

11

12 Annual residential household energy costs (2019$) 1 2019 2045 By 2045, a greater reliance on electricity, combined with population and economic growth, will result in a 60% increase in electricity sales from the grid Household savings driven by reduced gasoline consumption due to high market penetration of electric vehicles Improvements in equipment efficiency, energy efficiency, and demand response programs further reduce consumption Total energy cost for an average household decreases by about one - third by 2045 A decarbonized, electrified world produces energy cost savings for an average household $3,130 $4,550 Home Solar Electricity Bill Home Gas Bill Gasoline 1. Reflects annual energy costs using SCE data and does not account for the cost of equipment. Assumes average customer in 2045 wou ld have electric vehicle, solar, and electric water and space heating Source: SCE’s Pathway 2045 analysis July 29, 2022

13 0% 2% 4% 6% 8% West Virginia Mississippi Tennessee Alabama Oklahoma Kentucky Arkansas South Carolina Indiana Vermont Michigan Maine Kansas Louisiana Missouri Georgia Arizona South Dakota North Carolina Rhode Island Ohio Oregon Connecticut Montana Nebraska Nevada Idaho Florida North Dakota SCE Wisconsin Delaware Pennsylvania Washington New Mexico Iowa New Hampshire Wyoming Virginia Massachusetts New York Colorado Illinois Minnesota Utah Maryland New Jersey Total 2021 energy burden in SCE’s service area was below median and can decrease with higher levels of electrification July 29, 2022 1. EIX analysis and assumptions based on representative utilities in each state, median household income data from U.S. Census B ure au, electricity expenditure data from EIA, natural gas expenditure data from AGA and EIA, and estimated share of income spent on vehicle fuel by state presented in the DOE’s Vehicle Technologies Office Figure of the Wee k # 1176, which does not include estimates for Hawaii or Alaska. Data not available for Texas 2. All rates include California Climate Credit 3. Sources: SCE Advice 4796 - E effective June 1, 2022, PG&E Advice 6603 - E effective June 1, 2022, SDG&E Advice 4004 - E effective June 1, 2022 24.3 28.0 30.5 SCE PG&E SDG&E …and among California IOUs, SCE has the lowest system average rate System Average Rate 2,3 Cents per kWh Electricity and total energy burdens in SCE’s service area tend to be lower than those in other states… 2021 Est. Average Residential Customer Energy Burden (% of Income) 1 +15% vs. SCE +26% vs. SCE Electricity Nat. Gas Gasoline For customers of large utilities in:

14 5 10 15 20 25 30 2001 '08 '15 2022 SCE’s average rate has grown less than inflation over the last 20 years, even with recent increases to mitigate wildfire risks July 29, 2022 1. All rates include California Climate Credit 2. Inflation data based on CPI Los Angeles - Long Beach - Anaheim region: through May 31, 2022 Sources: SCE Advice 4760 - E effective April 15, 2022, PG&E Advice 6509 - E/6509 - E - A effective Mar. 1, 2022, SDG&E Advice 3928 - E eff ective Jan. 1, 2022 SCE’s system average rate has grown at annualized 2.6% vs. local inflation of 2.9% since 2001 2 Cents per kWh SCE System Average Rate Los Angeles Area Inflation

Edison International has one of the strongest electrification profiles in the industry

Transportation Electrification

Largest U.S. IOU EV charging programs with over $800 million of approved funding

Substantial state budget commitments to accelerate zero-emission vehicles

~1 in 7 U.S. EVs are in SCE's service area[1]

Current trajectory of **4.7 million EVs in CA** (1.7 million in SCE's area) by 2030, and need to achieve 7.5 million[2]

Represents **~6.7 million MWh of incremental load** in SCE's area by 2030 and **~50 million MWh by 2045**

Building Electrification

SCE has proposed **$677 million plan to accelerate adoption** of 250,000 heat pumps

Governor's proposed $962 million investment in building decarbonization complements SCE's plan

Target to have **24 million residential heat pumps in California** by 2045

Represents **~2.2 million MWh of incremental load** in SCE's area by 2030 **~9.8 million MWh by 2045**

Energy Storage

SCE has **installed or procured ~3.3 GW** of storage capacity

SCE constructing **~535 MW of utility-owned storage** to support reliability

Project **30 GW of utility-scale storage needed** California-wide by 2045

Growing energy storage capacity supports reliability as **economy increasingly relies on electricity**

1. As of May 2022. Source: DMV on data provided by EPRI
2. Based on SCE analysis. SCE's Pathway 2045 analysis estimates that 7.5 million light-duty EVs are needed by 2030 for California to meet its decarbonization target

July 29, 2022 Energy for What's Ahead℠ 15

SCE leads the largest utility transportation electrification initiatives and programs in the U.S.

Edison's large suite of TE programs enables California's leadership of EV adoption

Approved Electric Utility Transportation Electrification Portfolios >$200 Million; $ in Millions (capital and O&M)



EIX
$872
PCG
$414
ED
$367
SRE
$235
PEG
$205
NEE
$205

By 2030, SCE will administer over $1 billion of EV purchase incentives and other equity-focused programs funded via California's LCFS program[1]

By 2027, SCE's offerings will have:

- Added >40,000 light-duty vehicle chargers and ~8,500 medium- and heavy-duty vehicles
- Directly contributed to electrification of >550,000 vehicles with ~50% in disadvantaged communities

EIX/SCE received the prestigious EEI Edison Award for SCE's innovative suite of TE programs

1. Low Carbon Fuel Standard. The LCFS program at the California Air Resources Board (CARB) funds SCE's vehicle rebate programs through the sale of LCFS credits to market participants and not through customer rates. These amounts are distinct from funding approved for SCE's transportation electrification programs

Sources: EEI Electric Transportation Biannual State Regulatory Update (November 2021), SCE

July 29, 2022

Energy for What's Ahead℠ | 16

17 SCE’s future load growth is highly levered to EV adoption, which is a critical component of reaching state GHG goals 1. Includes both light duty and non - light duty EV load 2. As of May 2022. Source: DMV data provided by EPRI To date, ~1 in 7 U.S. electric vehicles have been sold in SCE’s service area 2 – ~372,000 EVs in SCE’s area 2 SCE’s Charge Ready programs are expected to stimulate growth in EV adoption and the build out of charging infrastructure SCE’s programs include a focus on serving multi - family unit dwellings and disadvantaged communities State budget funding of $10 billion to accelerate zero - emission vehicles represents significant progress in helping spur adoption Electric vehicles in SCE’s service area added ~2,250 GWh of load in 2021 and could grow to 50,000+ GWh by 2045 Electric load from electric vehicles in SCE’s service area, GWh 1 July 29, 2022 0 10,000 20,000 30,000 40,000 50,000 60,000 2020 '25 '30 '35 '40 2045 Current Trajectory Pathway 2045 Trajectory More durable funding for transportation market required to close the gap

18 Increased energy storage is essential to support the transition to a carbon - free future – 1,000 2,000 3,000 4,000 5,000 6,000 7,000 2020 2021 2022 2023 2024 2025 2026 Future Procurement Requirements Procured or Under Construction Online 1. SCE’s proportional procurement obligation under D.21 - 06 - 035 SCE is in the process of procuring 2,800 MW for 2023 and 2024 CPUC mid - term reliability decision requires SCE to procure ~3,700 MW of energy storage to be online 2023 through 2026 and ~350 MW of baseload renewables (e.g., geothermal) by 2026 1 SCE constructing ~535 MW of utility - owned storage, which has been approved by the CPUC SCE estimates that California will need 10 GW of utility - scale energy storage by 2030 and 30 GW by 2045 to support the transition to 100% carbon - free power SCE has installed or procured ~3.3 GW of storage capacity and must procure ~2.8 GW more by 2026 1 Energy storage capacity procured and online (MW) July 29, 2022

SCE WILDFIRE MITIGATION: APPROACH, PROGRESS, AND RESULTS

AB 1054[1] provides a strong regulatory construct for determining wildfire liability and cost recovery

Established safety certification process and additional wildfire safety oversight	Under AB 1054, SCE can obtain an annual safety certification upon submission of required safety information, including an approved wildfire mitigation plan Safety certifications valid for 12 months and remain valid until CPUC Wildfire Safety Division acts on SCE's request for a new safety certification
Codified prudency standard that assumes utility prudency unless serious doubt created	Provided a utility is "safety certified," establishes a prudency standard that assumes utility is prudent, unless intervenors create serious doubt Prudency based on reasonable utility conduct with potential for full or partial recovery, considering factors within and beyond a utility's control (e.g., humidity, temperature, winds) Standard survives even if Wildfire Insurance Fund is depleted
Established ~$21 billion Wildfire Insurance Fund	Enhances liquidity available to pay wildfire claims Reimburses utility for eligible claims payments above the higher of $1 billion and required insurance coverage
Caps utility liability exposure if utility found imprudent (SCE 2022 cap: ~$3.4Bn)	If found prudent, no requirement to reimburse fund for claims covered by fund If found imprudent or partially imprudent, shareholders reimburse fund. Reimbursement capped if utility has valid safety certification.[2] The cap covers trailing three-year period and limits reimbursement to 20% of electric T&D equity rate base[3]

1. California Assembly Bill 1054, executed by the governor of California on July 12, 2019
2. And has not been found to have acted with conscious or willful disregard of the rights and safety of others
3. Excluding general plant and intangibles

July 29, 2022

Energy for What's Ahead℠ | 20

AB 1054 and the Wildfire Insurance Fund provide clear pathway to determine IOU's prudency and ceiling on liability

AB 1054 Wildfire Insurance Fund Mechanics[1]

IOUs contribute $10.5 billion

PG&E:	$4.8Bn initial + $193MM annually through 2028
SCE:	$2.4Bn initial + $95MM annually through 2028
SDG&E:	$0.3Bn initial + $13MM annually through 2028

Customers contribute non-bypassable charge

Customers contribute $0.9Bn annually through 2035. May be directly contributed to Fund or used to support issuance of up to $10.5Bn in bonds by California DWR

Wildfire Insurance Fund

- "Covered Wildfire" means any wildfire ignited on or after July 12, 2019, caused by an electrical corporation as determined by the governmental agency responsible for determining causation, in excess of annual utility retention
- Size of fund equal to $21.0–24.0 billion[2]. Currently, fund has ~$10 billion in assets as of June 30, 2022[3]
- Funds invested/managed by California Earthquake Authority (CEA)
- Fund reimbursed if imprudent (see below right), but does not have a separate replenishment mechanism

Fund payment of "eligible claims"[4]

- Pay out claims to claimants subject to fund administrator approval
- Subrogation claims settled at ≤40% approved unless exceptional facts and circumstances; higher amounts may be approved by fund administrator

CPUC prudency determination of operations (serious doubt standard)

If found imprudent, IOU reimburses Wildfire Fund up to 3-year rolling cap

- Liability cap of 20% of T&D Equity Rate Base[5] **(~$3.4Bn for SCE for 2022)** unless found to have acted with conscious or willful disregard
- Liability cap lapses when fund exhausted

If found prudent, IOU does not reimburse Wildfire Fund

1. This summary is based on Edison International's interpretation of Assembly Bill 1054
2. Range based on whether customer charge finances DWR bonds or is contributed directly to Wildfire Fund
3. Source: California Earthquake Authority Financial Report presented at the July 28, 2022 California Catastrophe Response Council meeting
4. "Eligible claims": claims for third-party damages from covered wildfires less annual utility retention (larger of $1.0 billion or required insurance layer per fund administrator)
5. Excluding general plant and intangibles

July 29, 2022

Energy for What's Ahead℠ | 21

22 Wildfire Fund Illustrated: Eligible claims paid by Fund and IOUs reimburse up to cap only to degree found imprudent 1,2 July 29, 2022 SCE does not reimburse Fund for eligible claims 1 above annual aggregate retention of $1 billion If found 100% prudent 2 SCE’s Insurance/ Retention Wildfire Insurance Fund Utility Shareholders 1. Eligible claims are those that exceed the greater of $1 billion or the amount of the utility's wildfire insurance as required by the Fund administrator. Liability cap applies unless SCE is found to have acted with a conscious or willful disregard of the rights and safety of others 2. Costs in application may be allocated for cost recovery in full or in part considering factors within and beyond utility’s contr ol, including humidity, temperature, and winds 3. Claims typically settle at a percentage of the asserted damages 1.0 4.0 1.0 0.6 3.4 If found 100% imprudent 2 $5 billion cost of paid claims 3 (Wildfire Fund reimburses utility for claims paid above IOU retention) SCE cost recovery application and CPUC review Example of Wildfire Insurance Fund operations, reimbursement, and IOU liability from a hypothetical wildfire resulting in $5 billion of paid claims $ in Billions; Example based on SCE’s 2022 Liability Cap Liability cap (20% of T&D equity rate base) reduced by IOU reimbursement on 3 - year rolling basis for subsequent events 2 $5.0 $5.0

Many of SCE's wildfire mitigation practices have been in place for years and have greatly evolved since 2018

Longstanding wildfire mitigation efforts at SCE

Pre-2018 practices and enhancements

Fire prevention planning
- Special procedures for Red Flag Warnings
- Automated recloser (RAR) blocking on fire weather days

Engineering and design
- RARs installed to sectionalize grid
- Principles to reduce possibility of debris contacting equipment

Veg. mgmt. and other inspection programs

Standard operating practices, emergency planning & response, and outreach activities during a wildfire event

Foundational strategy established in 2018–2019

GS&RP (2018) and 2019 WMP

Grid hardening
- Covered conductor
- Fire resistant poles
- Current limiting fuses
- Additional RAR installations

Bolstering situational awareness capabilities
- HD cameras
- Weather stations

Enhancing operational practices
- Extra-sensitive ("fast curve") relay settings
- PSPS operational enhancements
- Expanded line clearances and new hazard tree program

Advance technology and risk modeling capabilities

2020 WMP & 2021 WMP Update

Improving wildfire risk assessments & models
- Analytical granularity
- Transition to Technosylva fire spread model

Inspection strategy evolution
- Expanded inspections based on emergent fuel conditions

Continued minimizing of PSPS impacts
- Sectionalization
- Customer care programs

Aerial fire suppression

Advancing new technologies
- Open Phase Detection
- Rapid Earth Fault Current Limiter
- Early Fault Detection

Update of long-term system hardening strategy

2022 WMP Update

Expanded grid hardening
- Updated risk analysis for covered conductor deployment & targeted undergrounding

Updating veg. mgmt. risk prioritization
- Tree risk index
- Risk prioritized pole brushing methodology

Continued reduction of PSPS impacts

Adding new mitigation strategies
- Transmission wires down
- Vibration dampers
- Secondary conductor ignitions
- Additional customer care pilots

July 29, 2022

Energy for What's Ahead℠ | 23

SCE's tools and technology allow it to monitor real-time conditions to help inform operational decision-making

Wildfire Camera Network


Accessible to the public at
www.alertwildfire.org

170+ cameras that **provide visibility to about 90% high fire risk areas** to monitor wildfire conditions

Plan to **increase coverage to nearly all of high fire risk areas** by 2024

HD Weather Stations


Accessible to the public at
sce.com/weatherstations

1,570+ weather stations that provide wind speed, humidity and temperature data

Incorporating machine learning capabilities to enhance forecasts

Weather and Fire Spread Modeling



State-of-the-art software with high-resolution model that forecasts weather conditions down to <2 miles

Millions of simulations run to determine risk, understand community impacts, and help strategize grid hardening

Fuel Sampling



Measuring vegetation moisture at 15 sampling sites biweekly to help determine fuel conditions

Using data to **train machine learning fuel moisture model** to enhance operations

July 29, 2022

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25 https://library.sce.com/conten t/dam/eix/documents/investo rs/wildfires - document - library/Wildfire_CaliforniaBiom es.pdf Covered conductor is one of the most effective measures to reduce wildfire and PSPS risks in SCE’s service area July 29, 2022 Execution Speed Geography Unique Factors Cost to Implement ~ 1.5 ~ 5.5 ~ 0.6 Under- ground Covered Conductor Undergrounding is considered where there is: • High burn frequency • Limited egress • Wind speeds exceeding covered conductor PSPS thresholds • Exceptionally high potential consequence (>10,000 acres) Covered conductor can be deployed within 16 – 24+ months, and sometimes faster Undergrounding generally takes 25 – 48+ months Covered conductor installation costs significantly lower than undergrounding Undergrounding costs vary depending on construction methods, locational, and operational factors Contact from vegetation and other objects is a key risk factor in much of SCE’s area Covered conductor is very effective in mitigating these risks 1. Based on data provided in SCE’s 2022 WMP Update 2. Through June 30, 2022 3. Undergrounded miles is a hypothetical approximation of underground lines that could have been constructed through June 30, 20 22, based on SCE’s assumptions and experience with planning and executing undergrounding projects Covered conductor is a very valuable tool to expeditiously and cost - effectively reduce wildfire risk specific to SCE. Undergrounding considered for certain locations based on risk profile Cost per mile 1 $ in Millions Chaparral (brushland) presents different primary risk factors than heavily forested areas ~65 – 90% lower Click to view larger image Vegetation Type Evergreen Forest Deciduous Forest Broadleaved Forest Chaparral Grassland Desert Scrub Actual installed miles of covered conductor 2 vs. hypothetical undergrounded miles 3 ~A few Hundred Covered Conductor Under - ground ~3,630 Several hundred miles currently under consideration for additional enhanced mitigation, including undergrounding

California has continued to increase investments in wildfire suppression and prevention[1]

CAL FIRE budget support along with actions to increase staffing and improve effectiveness	**Substantial increase in wildfire suppression budget to address shifting risk factors**	**Governor's proposed budget would increase funding to support firefighters, equipment and forest mgmt.**
2016-17 & 2017-18 Budget Years	**2018-19 through 2020-22 Budget Years**	**2022-23 Budget Year**
CAL FIRE Budget[2]: ~$2.0bn/year	~$2.5–2.8bn/year	~$3.7bn
CAL FIRE Positions: ~6,900	~7,180–8,769	~11,273
Extended peak staffing period	Increases to firefighting crews	Additional firefighters
Began procurement process to replace helicopters to enhance initial attack effectiveness	Helicopter fleet replacement	Helicopter acquisition completion
Additional year-round engines	Air tanker funding	Air asset expansion
	Advanced modeling and analytics to inform suppression strategy	***Wildfire & Forest Resilience Strategy*** *(Add'L $1.2bn across depts. and years[3])*
	Surge capacity	Resilient Forests & Landscapes
	New wildfire cameras and communications equipment deployed	Wildfire Fuel Breaks
	Fuel reduction projects	Reforestation
	$1.5 billion Wildfire & Forest Resilience Strategy[3]	Regional Investments
		Community Hardening
		Science-Based Management
		Forest Sector Stimulus

1. Total state funding and resources for wildfire suppression and prevention are also reflected in budgets of other departments, counties, and the State Mutual Aid System
2. As initially enacted. Does not include subsequent Emergency Fund funding. 2022-23 Budget refers to the Enacted Budget
3. Budgeted across departments and budget years. Composed of $536 million in 2020-21, $988 million in 2021-2022. The additional $1.2 billion included in the 2022-23 Budget includes spending during budget years 2022-23 and 2023-24. Portions of the funding for the Wildfire & Forest Resilience Strategy are captured within CAL FIRE's overall budget and the action in this reference

July 29, 2022
Energy for What's Ahead℠ | 26

SCE's execution of its wildfire mitigation strategy is reducing risk of wildfires associated with utility infrastructure



Distribution Equipment Inspections

2022 Completed/Target **138,807/150,000** inspections — **92%** completed — Completed Since 2018 **902,800+** inspections



Transmission Equipment Inspections

2022 Completed/Target **13,132/16,000** inspections — **82%** completed — Completed Since 2018 **120,000+** inspections



Covered Conductor

2022 Completed/Target **657/1,100** circuit miles installed — **59%** completed — Completed Since 2018 **3,630+** circuit miles installed



Fast-Acting Fuses

2022 Completed/Target **208/350** fuses installed or replaced — **59%** completed — Completed Since 2018 **13,500+** fuses installed or replaced



Hazard Tree Management

2022 Completed/Target **197/330** circuits assessed — **59%** completed — Completed Since 2018 **950+** circuits assessed



Weather Stations

2022 Completed/Target **115/150** weather stations installed — **76%** completed — Completed Since 2018 **1,570+** weather stations installed



High-Definition Wildfire Cameras

2022 Completed/Target **6/10** cameras installed — **60%** completed — Completed Since 2018 **170+** cameras installed



Aerial Fire Suppression Resources

Contributing $18 million to lease the quick reaction force of aerial firefighting assets to local fire agencies in SCE's service area to coordinate and reach wildfires in their early stages. These unique water and fire retardant dropping helitankers have the capability to operate day and night.



Critical Care Backup Battery

2022 Completed **853** batteries provided to eligible customers — Completed Since July 2020 **7,590+** batteries provided to eligible customers



Community Resource Centers

67 sites available


CREW

Community Crew Vehicles

8 vehicles available

Note: Data as of June 30, 2022. Green arrows indicate execution is on track

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28 SCE has made substantial progress on grid hardening and situational awareness measures July 29, 2022 Investments to harden the grid and enhance situational awareness targeted through 2023 Green shading represents completed measures through June 30, 2022, as proportionate to the 2024 forecast in SCE’s 2021 GRC Track 4 testimony served on May 13, 2022 Covered Conductor ~6,530 circuit miles Fast - Acting Fuses 1 ~14,270 Sectionalizing Devices 2 174 Wildfire Cameras 216 Weather Stations ~1,760 Targeted by 2024 Total Miles Covered To - Date 3 Tier 3 ~5,700 ~2,575 Tier 2 ~4,000 ~1,055 Total HFRA ~9,700 ~3,630 Overhead Distribution Lines in HFRA Circuit Miles SCE balances risk - informed prioritization and operational feasibility to install covered conductor to expeditiously reduce wildfire risk 90% 80% 84% 95% 56% 1. Includes new installation and replacement of existing fast - acting fuses 2. Thousands of sectionalizing devices installed prior to 2018 before the wildfire mitigation program began 3. About 200 circuit miles of covered conductor of storm restoration work was distributed evenly between the tiers

29 SCE is making meaningful progress in mitigating wildfire risk for its customers July 29, 2022 Covered conductor has reduced faults, which could lead to ignitions High fire risk inspection program has reduced remediation needs Expanded vegetation management and tree removal has reduced faults 67% fewer faults on fully covered circuits 1 52% fewer tree - caused faults 2 59% lower defect find rate 3 1. Measured by faults covered conductor is expected to mitigate per 100 circuit miles on fully covered circuits as compared to b are circuits in 2022 in HFRA 2. Measured by average monthly tree caused circuit interruptions in HFRA in 2020 – 2022 as compared to the average from 2015 – 2019 3. Measured as Total Defect Find Rate of Top Ignition Drivers (percentage of inspections) in 2022 as compared to 2019 (inception of program) for structures inspected every year 4. Measured as structures damaged or destroyed in wildfires greater than 1,000 acres associated with SCE’s infrastructure during 20 15 – 2020, using red flag warning days as a proxy for PSPS conditions. Please note, however, that a red flag warning, alone, would not necessarily result in a decision to implement a PSPS On segments where SCE has covered bare wire, there has not been a CPUC - reportable ignition from the drivers that covered conductor is expected to mitigate Today’s PSPS use would have prevented majority of damage from past wildfires >90% reduction of structures damaged 4

30 ~21% of total risk reduction SCE estimates its wildfire mitigation and PSPS have reduced probability of losses from catastrophic wildfires by ~65 – 70% 1,2 1. Baseline risk estimated by RMS using its wildfire model, the location of SCE’s assets, and SCE reported ignitions from 2014 - 2020 .. Risk reduction calculated by applying SCE - provided mitigation effectiveness and locations of covered conductor, tree removals, inspections, line clearing, and PSPS. Ra nge may vary for other loss thresholds 2. Includes 50,000 year - long simulations using 20 years of weather and fire modeling weighted for the last 5 years to reflect recen t experience and climate - change impacts 3. Annual losses represent potential claims resulting from wildfire. Total potential insured losses, such as damages to assets o f h omeowners and businesses, estimated by RMS, and uninsured losses, such as personal injury, fire suppression, and damage to publicly - owned assets estimated by SCE based on m anagement experience and judgment 4. Fund refers to AB 1054 Wildfire Insurance Fund. SCE used the one - year RMS loss estimates with its estimates for the size of unin sured losses to quantify the reduction in probability of experiencing $3.5 billion in losses over a three - year period, excess of $1 billion aggregate each year, after whi ch the AB 1054 liability cap would apply SCE expects to further reduce risk and decrease the need for PSPS with continued grid hardening investments Pre - 2018 4 Q2 2022 Estimated Risk Reduction PSPS Contribution Annual Risk of ≥$1.0 billion loss 3 ~5.2% ~1.9% ~65% reduction in estimated probability of accessing the Wildfire Fund Risk of ≥$3.5 billion drawn from Fund over 3 years 3 ~2.9% ~0.9% ~70% reduction in estimated probability of exceeding AB 1054 liability cap 1. Baseline risk es timated by Risk Management Solutions, Inc. (RMS), a leading provider of climate and natural disaster risk modeling, using its wi ldfire model, relying on the following data and logic provided by SCE: the location of SCE’s assets, reported ignitions from 2014 – 2020, mitigation effectiveness and locations of installed covered conductor, tree rem ovals, inspections, line clearing, and PSPS de - energization criteria 2. There are risks inherent in the simulation analyses, models and predictions of SCE and RMS relating to the likelihood of and dam age due to wildfires and climate change. As with any simulation analysis or model related to physical systems, particularly those with lower frequencies of occurrence and potentially high severity outcomes, the actual losses fr om catastrophic wildfire events may differ from the results of the simulation analyses and models of RMS and SCE. Range may vary for other loss thresholds 3. Includes ( i ) total potential insured losses estimated by RMS, and (ii) total potential uninsured losses estimated by SCE based on manage men t experience and consultation with insurance industry experts. “Fund” refers to CA AB 1054 Wildfire Insurance Fund. SCE used RMS loss estimates along with its estimates of uninsured losses to quantify the reductions in estimated probability 4. RMS’s prior method of analysis regarding wildfire risk on the wildfire models has been updated at SCE’s request to incorporat e R MS’s newly available climate change models, leading to adjustments to the pre - 2018 probabilities and in quantifying the current Q2 2022 probabilities July 29, 2022 Decreasing dependency on PSPS vs. ~30% as of Q4 2021 4

Additionally, ongoing grid hardening expected to result in faster pace of reduced risk of losses from less severe events[1,2]

Annual risk of ≥$250 million loss has decreased by ~60% compared to pre-2018 levels[3,4]

Estimated probability of ≥$250 million loss



~16.2%
~60% reduction
~6.2%
Pre-2018
As of Q2 2022

Continued opportunity to buy down risk

1. Baseline risk estimated by Risk Management Solutions, Inc. (RMS), a leading provider of climate and natural disaster risk modeling, using its wildfire model, relying on the following data and logic provided by SCE: the location of SCE's assets, reported ignitions from 2014–2020, mitigation effectiveness and locations of installed covered conductor, tree removals, inspections, line clearing, and PSPS de-energization criteria
2. There are risks inherent in the simulation analyses, models and predictions of SCE and RMS relating to the likelihood of and damage due to wildfires and climate change. As with any simulation analysis or model related to physical systems, particularly those with lower frequencies of occurrence and potentially high severity outcomes, the actual losses from catastrophic wildfire events may differ from the results of the simulation analyses and models of RMS and SCE. Range may vary for other loss thresholds
3. Includes (i) total potential insured losses estimated by RMS, and (ii) total potential uninsured losses estimated by SCE based on management experience and consultation with insurance industry experts. "Fund" refers to CA AB 1054 Wildfire Insurance Fund. SCE used RMS loss estimates along with its estimates of uninsured losses to quantify the reductions in estimated probability.
4. RMS's prior method of analysis regarding wildfire risk on the wildfire models has been updated at SCE's request to incorporate RMS's newly available climate change models, leading to adjustments to the pre-2018 probabilities and in quantifying the current Q2 2022 probabilities.

July 29, 2022 Energy for What's Ahead℠ 31

FINANCIAL INFORMATION

SCE has significant capital expenditure opportunities driven by investments in the safety and reliability of the grid

Capital deployment expected to increase in future GRC and other applications[1]

Capital Expenditures, $ in Billions



Future Requests
5.4
6.2
5.6
5.7–5.8
6.7
2021
2022
2023
2024
2025

	2021	2022	2023	2024	2025
Range Case[2]	n/a	6.0	5.2	5.2	5.2

Total 2021–2025 capital plan of $27–30 billion driven by investments in safety and reliability

GRC track 1 and other approvals underpin spending through 2023

Primary 2024+ potential:

- Deployment of incremental miles of covered conductor[3]
- Investment to support infrastructure replacement and load growth
- Transmission and energy storage investments to meet long-term state GHG targets

1. Forecast for 2024 includes amounts requested in track 4 of SCE's 2021 GRC. Forecast for 2025 includes amounts currently expected to be requested in SCE's 2025 GRC filing. Additionally, reflects non-GRC spending subject to future regulatory requests beyond GRC proceedings and FERC Formula Rate updates
2. Annual Range Case capital reflects variability associated with future requests based on management judgment, potential for permitting delays and other operational considerations; GRC forecast is in line with authorized spend over the 2021 GRC track 1 cycle
3. The final decision in track 1 of SCE's 2021 GRC established a cost recovery mechanism that would allow SCE to install additional covered conductor miles above the 4,500 circuit-mile level approved in the decision, including within the track 1 GRC period, subject to after-the-fact reasonableness review

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Energy for What's Ahead℠ | 33

2021 GRC track 1 decision provides rate base visibility through 2023; future applications expected to extend growth

From a 2021 base, rate base growth forecast of 7–9% through 2025, reflecting future incremental investment

Rate Base[1], $ in Billions


Future Requests
~9%
2021–2025 CAGR
35.3
38.7
42.1
44.5–44.8
49.4

	2021	2022	2023	2024	2025
Range Case[2]	n/a	38.5	41.5	43.4	46.6

Forecast includes recovery of utility-owned storage for summer 2022 reliability and SCE's building electrification request

Substantial longer-term rate base growth potential from:

- Deployment of incremental miles of covered conductor[3]
- Investment to support infrastructure replacement and load growth
- Transmission and energy storage investments to meet long-term state GHG targets

1. Weighted-average year basis. Excludes rate base associated with ~$1.6 billion of wildfire mitigation-related spend that shall not earn an equity return under AB 1054
2. Range Case rate base reflects capital expenditure Range Case forecast
3. The final decision in track 1 of SCE's 2021 GRC established a cost recovery mechanism that would allow SCE to install additional covered conductor miles above the 4,500 circuit-mile level approved in the decision, including within the track 1 GRC period, subject to after-the-fact reasonableness review

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35 SCE’s long - term growth drivers are highly aligned with California’s public policy goals Overarching Goals SCE Growth Drivers Safe, Reliable, and Affordable Electricity Service Infrastructure Replacement Sustained investment required to reach and maintain equilibrium replacement rate Wildfire Mitigation Significant investment in infrastructure and practices that mitigate wildfire risk, and bolster prevention and response Decarbonization of California Grid Modernization Accelerate the adoption and integration of renewables and other distributed energy resources Electrification of Transportation and Other Sectors Investments to support electrification of light - , medium - , and heavy - duty vehicles, buildings, and other sectors Energy Storage Energy storage essential to increasing carbon - free generation and reliability Transmission Future needs to meet renewables and clean energy mandates driven by CAISO planning process July 29, 2022

Cash flow from memo account recovery and securitization strengthens our balance sheet and credit metrics

GRC, Uncollectibles, Wildfire-related, and Wildfire Insurance Applications

$ in Millions

Approved Applications						
	Balance @	Recovery	Remaining Rate Recovery by Year			
Application / Account	June 30	Through	2022	2023	2024	2025
✓ GRC Track 1 (Jan.–Sept. 2021 Balance)	503	Dec. '23	182	321	–	–
✓ GRC Track 3	401	Sept. '25	33	134	134	100
✓ GRC Track 2	368	Feb. '25	78	134	134	22
✓ 2020–2021 Residential Uncollectibles[1]	114	Feb. '25	50	34	26	4
✓ WEMA1	84	Sept. '22	84	–	–	–
✓ 2019 CEMA	28	Sept. '22	28	–	–	–
Total	**1,498**		**455**	**623**	**294**	**126**
Pending & Future Applications *(Subject to CPUC Authorization)*						
		Expected	Expected Rate Recovery by Year			
Application	Request[2]	Amort.[2]	2022	2023	2024	2025
Wildfire Mitigation & Vegetation Mgmt.	327	12 months	–	–	327	–
WEMA2	215	12 months	54	161	–	–
2022 CEMA	198	12 months	–	–	198	–
2021 CEMA	132	12 months	–	77	55	–
Total	**872**		**54**	**238**	**580**	**–**
Expected Securitizations[3,4]						
AB 1054 Capital Included In:	Amount		2022	2023	2024	2025
✓ GRC Tracks 1 & 2 *(completed)*	518		518	–	–	–
GRC Tracks 1 & 3	730		–	730	–	–
Total	**1,248**		**518**	**730**	–	–

1. 2020–2021 Residential Uncollectibles are tracked in a balancing account authorized by the CPUC and implemented in rates without a separate application
2. Requested revenue requirement. Amounts and amortization subject to CPUC approval
3. Amounts refer to securitization of AB 1054 capex. Actual timing will depend on the timing of CPUC authorizations and implementation in customer rates or execution of securitization transactions
4. Amounts reflect capital costs recovered upfront via securitization. Recovery in customer rates of costs to service the bonds takes place over the tenor of the debt at a fixed recovery charge rate

July 29, 2022

Energy for What's Ahead℠ | 36

2017/2018 Wildfire/Mudslide Events Update: 89% of best estimate resolved. Anticipate cost recovery filing by late 2023

SCE continues to make substantial progress resolving claims…

$ in Billions, as of June 30, 2022


7.9
Remaining Expected Potential Losses[1]
0.9
89% of best estimate has been resolved
Best Estimate of Total Losses

…and SCE will seek CPUC recovery of prudently-incurred actual losses and related costs in excess of insurance

Considerations for Future CPUC Cost Recovery Applications

SCE currently expects to seek cost recovery for over $5 billion in separate applications for TKM[2] and Woolsey

- Excludes insurance recoveries, FERC recoveries, and other ineligible amounts
- SCE will include interest on debt issued to finance claims payments in recovery requests

SCE continues to anticipate filing first application for cost recovery **by late 2023**, assuming relevant proceedings progress as expected

Application timing will account for several factors, including:

- Substantial resolution of claims (90%+ of value) in each of TKM[2] and Woolsey
- Status of remaining estimated claims at time of application
- Other litigation activities, including SED agreement

1. After giving effect to approximately $86 million in fixed payments due under settlements executed before June 30, 2022, but not paid as of June 30, 2022
2. TKM: Collectively, the Thomas Fire, the Koenigstein Fire, and the Montecito Mudslides

July 29, 2022 Energy for What's Ahead℠ 37

38 SCE requested a 10.53% ROE for 2023. Also awaiting result for 2022 cost of capital July 29, 2022 10.30% 10.53% 2022 Currently Authorized 2023 Request SCE’s requested ROE balances reasonable returns with affordability for customers CPUC Return on Equity (ROE) In April, SCE filed application to establish 2023 cost of capital and reset cost of capital mechanism for three - year term – Requested ROE of 10.53% and maintaining currently authorized equity ratio of 52% – CPUC’s schedule calls for proposed decision around November 10, 2022 Currently awaiting resolution of whether cost of capital will remain unchanged for 2022 Additionally, in April, SCE filed application to extend waiver period of previously approved regulatory capital structure exclusions related to 2017/2018 Wildfire/Mudslide Events

39 EIX has a strong track record of meeting or exceeding EPS guidance and growing its dividend 0.80 2.80 2004 2022 7.2% CAGR …and has 18 consecutive years of dividend growth 2 Dividends per Share (in Dollars) 1. EPS guidance was not provided in 2012 or 2018 because of the timing of final decisions in SCE’s 2012 and 2018 General Rate Ca ses , respectively 2. 2022 dividend annualized based on dividend declaration on December 9, 2021 EIX has consistently met or exceeded Core EPS guidance… Core EPS Relative to Guidance Range July 29, 2022 2004 Exceeded 2005 Exceeded 2006 Exceeded 2007 Exceeded 2008 In - line 2009 Exceeded 2010 In - line 2011 Exceeded 2012 N/A 1 2013 Exceeded 2014 Exceeded 2015 Exceeded 2016 In - line 2017 Exceeded 2018 N/A 1 2019 In - line 2020 In - line 2021 Exceeded

40 EIX and SCE are committed to maintaining their investment grade credit ratings SCE EIX Moody’s Baa2 Positive Baa3 Positive S&P BBB Stable BBB Stable Fitch BBB - Positive BBB - Positive Long - term Issuer Rating and Outlook As of July 29, 2022 During Q2 2022, Fitch and Moody’s changed outlooks to Positive from Stable Investment grade ratings at SCE and EIX, targeting EIX long - term FFO - to - Debt ratio of 15 – 17% Total liquidity of $4.7 billion 2 Manageable long - term debt maturity profile Credit strengths include 3 : – Stable, regulated T&D operations – Extensive cost recovery mechanisms – Credit supportive measures under AB 1054 – Wildfire mitigation investments 1. Excludes amortization of securitized bonds related to SCE’s AB 1054 Excluded Capital Expenditures and short - term debt 2. As of June 30, 2022, approximately $1.55 billion at EIX and $3.15 billion at SCE includes amounts available under credit faci lit ies and cash on hand 3. As described by S&P in its reports dated July 13, 2022, and September 10, 2021, and Moody’s in its reports dated April 2, 202 0, and October 20, 2020 July 29, 2022 Long - term Debt Maturities 1 $ in Millions, as of June 30, 2022 2,185 1,550 1,200 400 500 400 700 2,585 2,050 1,600 350 2022 2023 2024 2025 2026 SCE EIX Parent

EIX reaffirms 2022 core EPS guidance of $4.40–4.70

EIX 2022 Core Earnings Per Share Guidance Range

Building from SCE Rate Base EPS

	YTD Recorded[1]	2022 Guidance[1]
SCE 2022 Rate Base EPS	2.54	5.34
SCE Operational Variances	(0.05)	0.16–0.43
EIX Parent and Other	(0.33)	(0.73)–(0.70)
EIX Operational Results	**2.16**	**4.77–5.07**
SCE Costs Excluded from Authorized	(0.16)	(0.37)
EIX Consolidated Core EPS	**$2.00**	**$4.40–4.70**

Key components of variances from SCE rate base EPS[1]

Rate Base EPS	
Recording at current cost of capital pending 2022 cost of capital decision	
SCE Operational Variances	
Includes financing benefits associated with 2022 cost of capital proceeding	0.10
EIX Parent and Other	
Operating expense, other	(0.15)–(0.13)
Interest expense	(0.26)
EIX preferred dividends	(0.32)–(0.31)
SCE Costs Excluded from Authorized	
Wildfire Insurance Fund contribution interest expense	(0.09)
Wildfire claims payment debt interest expense[2]	(0.12)
Short- and long-term incentive comp not in rates; SB 901 disallowed exec comp	(0.16)

1. YTD results as of June 30, 2022, based on 2022 YTD weighted average shares of 381.0 million; 2022 guidance based on weighted average shares assumption of 381.4 million
2. SCE is unable to conclude, at this time, that these amounts are probable of recovery; however, recovery may be sought as part of future cost recovery applications

Note: See Earnings Per Share Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix. All tax-effected information on this slide is based on our current combined statutory tax rate of approximately 28%. Totals may not add due to rounding

July 29, 2022 Energy for What's Ahead℠ 41

2022 EIX Core Earnings Guidance Assumptions

		2022 Assumption	Additional Notes
CPUC	**Rate Base** ($ in Billions)	$31.3	• Assumes CSRP track 1 settlement decision in 2022. Decision in 2023 would defer ~$45 million earnings
	Return on Equity (ROE)	10.30%	• ROE sensitivity: 4 cents EPS for 10bps change in ROE
	Equity in Capital Structure	52.0%	
FERC	**Rate Base** ($ in Billions)	$7.4	
	Return on Equity (ROE)[1]	10.30%	
	Equity in Capital Structure[1]	47.5%	
Other Items	**SCE Operational Variances** ($ Millions, after-tax)	~$60–165	Representative items: • AFUDC $120 • Financing benefits associated with 2022 cost of capital proceeding $38 • Shareholder-funded expenses not recovered in GRC $45
	SCE Wildfire Claims Payment Debt Interest Expense ($ Millions, after-tax)	~$45	• SCE funds resolution of wildfire claims with debt. Additional debt expected to be issued during 2022 • $3 billion outstanding at 12/31/2021
	EIX Equity Issuance[2] ($ in Millions)	~$300–400 of equity content	• Higher than average of up to $250/year in 2022–'25 driven by anticipated capex associated with SCE's utility owned storage projects
	EIX Preferred Dividends ($ in Millions)	~$120	

1. Beginning in 2023, Intervenors have an annual opportunity to terminate the TO2019A Formula Rate. The earliest any new rate could become effective is January 1, 2024
2. Does not include securities with equity content that could be issued to enable SCE to issue debt to finance payments for resolution of claims related to the 2017/2018 Wildfire/Mudslide Events while allowing Edison International and SCE to maintain investment grade credit ratings

Note: All tax-effected information on this slide is based on our current combined statutory tax rate of approximately 28%

July 29, 2022 Energy for What's Ahead℠ 42

43 EIX parent continues to execute on its 2022 financing plan July 29, 2022 1. Financing plans are subject to change 2. Edison International expects to issue securities containing up to $250 million of equity content annually, on average from 20 22 through 2025. The higher - than - average equity content expected in 2022 is driven by the anticipated capital expenditures associated with SCE's utility owned storage projects 2022 EIX Financing Plan 1 Expect to issue securities with $300 – 400 million of equity content (consistent with prior disclosure) 2 in combination of: – Potential for cash proceeds of ~$400 – 600 million from preferred equity issuance (50% equity content) – ~$ 100 million common equity via internal programs (100% equity content) – If needed, use of at - the - market (ATM) program (100% equity content) ▪ To establish $500 million, 3 - year program in August Expect to refinance $700 million of parent debt maturities with new debt issuances In April, issued $600 million term loan (matures in April 2023), providing execution timing flexibility for 2022 financing plan

EIX reaffirms 2021–2025 EPS growth rate target, which would result in 2025 EPS of $5.50–5.90

Earnings progression expected to continue to 2025

Core Earnings per Share



5–7%
2021–'25 CAGR[1]
4.52
4.40–4.70
5.50–5.90
• Annual core EPS growth during the period expected to be non-linear
• Growth in any given year can be outside the range
2021
Guidance
Midpoint[1]
2022
Guidance
2023
2024
2025

2025 Core EPS Components[2]

Core Earnings per Share

	Approximate Ranges[2]
2025 Rate Base EPS	$6.45–6.90
SCE Op. Variances	0.40–0.50
EIX Parent and Other *(including dilution)*	(0.80)–(0.95)
SCE Costs Excluded from Authorized	(0.55)
EIX Cons. Core EPS	**$5.50–5.90**

Key Assumptions

- 2025 rate base ($bn) $46.6–49.4
  - FERC ~16% of rate base
- Authorized ROE[3] 10.30%
- Not assuming financing benefits during 2023–2025 period
- Up to $250 million per year, on average, equity content 2022–2025, as previously disclosed

1. Based on the midpoint of initial 2021 Core EPS guidance range of $4.42–4.62 established September 16, 2021
2. Components are rounded to the nearest 5 cents and based on EIX 2022 guidance share count of 381.4 million shares. For the purposes of this illustration, all costs and dilution associated with any equity content issued beyond 2022 are reflected in the EIX Parent and Other line. Actual financing activity may vary and is subject to change
3. Based on SCE's currently-authorized CPUC ROE. SCE has filed an application requesting a CPUC ROE for 2023 of 10.53%

July 29, 2022 Energy for What's Ahead℠ 44

EIX has double-digit total return potential, supported by leadership role in clean energy transition

5–7% core EPS CAGR[1] 2021 to 2025	Underpinned by strong rate base growth of ~7–9% $27–30 billion 2021–2025 capital program
~4% current dividend yield[2]	18 consecutive years of dividend growth Target dividend payout of 45–55% of SCE core earnings
Investments in safety and reliability of the grid	Wildfire mitigation execution reduces risk for customers Creates strong foundation for climate adaptation and the clean energy transition
One of the strongest electrification profiles in the industry	Industry-leading programs for transportation electrification and building electrification[3] Potential for 60% load growth by 2045

9–11% total return opportunity[4] before potential P/E multiple expansion driven by estimated 65–70% wildfire risk reduction[5], and ongoing utility and government wildfire mitigation efforts

1. Compound annual growth rate (CAGR) based on the midpoint of the 2021 Core EPS guidance range of $4.42–4.62 established on September 16, 2021
2. Based on EIX stock price on July 27, 2022
3. Building electrification programs subject to CPUC approval
4. At current P/E multiple. Excludes changes in P/E multiple and potential dividend growth
5. Risk reduction based on mitigations through June 30, 2022

July 29, 2022

Energy for What's Ahead℠ | 45

APPENDIX

47 Partners with market leaders to deliver on their strategic, financial, and sustainability goals by addressing carbon, cost, complex choices, and creating energy justice across communities Provide independent, expert advice and services Using an integrated approach to design and implement strategic energy roadmaps for clients to achieve the right sustainability, performance, and cost outcomes for their organizations Deliver comprehensive data - driven portfolio solutions Provides individualized strategies across sustainability, renewables, energy optimization, energy supply, transportation electrification, and analytics Serve large - scale, global customer base Clients include 22 of the Fortune 100 Offices in North America and Europe Helped customers execute renewable energy agreements totaling 1.5 GW in 2021, bringing total offsite procurement to 8.2+ GW Provide insights for clean energy efforts Supports Edison International’s clean energy, electrification, and sustainability efforts Edison Energy enables organizations to address today’s key industry challenges July 29, 2022

SCE Key Regulatory Proceedings

	Proceeding	Description and *Next Steps*
Base Rates	**2021 GRC Track 4** (A.19-08-013)	Set CPUC base revenue requirement for third attrition year (2024) *Intervenor testimony and SCE rebuttal testimony to be submitted Q1 2023*
	2022 Cost of Capital (A.21-08-013)	Establish cost of capital for 2022 *Awaiting resolution of whether cost of capital will remain unchanged for 2022*
	2023 Cost of Capital (A.22-04-009)	Establish authorized cost of capital for utility operations in 2023–2025 *Intervenor testimony and SCE rebuttal testimony to be submitted Aug. 2022*
	Capital Structure Waiver (A.22-04-010)	Extension of waiver period for exclusions related to 2017/2018 events *CPUC to issue scoping ruling to establish proceeding schedule*
	CSRP Track 1 (A.21-07-009)	Requesting approval of settlement agreement with TURN that would authorize recovery of $436MM of capex and $33MM of O&M *ALJ review of proposed settlement agreement*
Wildfire	**Wildfire Mitigation & Vegetation Management** (A.22-06-003)	Requesting approval of ~$327MM of rev. req. for incremental 2021 wildfire mitigation capex and O&M, and incremental 2021 veg. management O&M *CPUC to issue scoping ruling to establish proceeding schedule*
	Insurance WEMA2 (A.20-12-010)	Approx. $215MM for wildfire insurance-related costs for July–Dec. 2020 *Awaiting issuance of proposed decision*
	2022 WMP Update	Update to 2020–2022 WMP outlining continued efforts *Anticipate final CPUC ratification of OEIS's approval in August*
	2022 CEMA (A.22-03-018)	Request recovery of costs associated with 2019 winter storms and 2020 firestorms. $312MM capital, $207MM O&M; Rev. Req.: $198MM *Intervenor testimony due Oct. 2022 and SCE rebuttal testimony due Nov. 2022*

1. Capital reflects direct costs. Revenue requirement does not include revenue associated with AB 1054 Excluded Capital Expenditures

July 29, 2022 Energy for What's Ahead[SM] 48

49 Low High Basic EIX EPS $3.25 $3.55 Total Non - Core Items 2 (1.15) (1.15) Core EIX EPS $4.40 $4.70 1. EPS is calculated on the assumed weighted - average share count for 2022 of 381.4 million 2. Non - core items are presented as they are recorded Earnings Per Share Non - GAAP Reconciliations July 29, 2022 Reconciliation of EIX Basic Earnings Per Share Guidance to EIX Core Earnings Per Share Guidance 1 2022 EPS Attributable to Edison International

50 Edison International's earnings are prepared in accordance with generally accepted accounting principles used in the United States. Management uses core earnings (losses) internally for financial planning and for analysis of performance. Core earnings (losses) are also used when communicating with investors and analysts regarding Edison International's earnings results to facilitate comparisons of the company's performance from period to period. Core earnings (losses) are a non - GAAP financial measure and may not be comparable to those of other companies. Core earnings (losses) are defined as earnings attributable to Edison International shareholders less non - core items. Non - core items include income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings, such as write downs, asset impairments and other income and expense related to changes in law, outcomes in tax, regulatory or legal proceedings, and exit activities, including sale of certain assets and other activities that are no longer continuing. A reconciliation of Non - GAAP information to GAAP information is included either on the slide where the information appears or on another slide referenced in this presentation. EIX Investor Relations Contact Sam Ramraj, Vice President Derek Matsushima, Senior Manager (626) 302 - 2540 (626) 302 - 3625 Sam.Ramraj@edisonintl.com Derek.Matsushima@edisonintl.com Use of Non - GAAP Financial Measures July 29, 2022